Exhibit 10.2

JPMORGAN CHASE BANK, N.A.

and

THE BANK OF NEW YORK MELLON
solely in its capacity as trustee of the ETFS Platinum Trust and not individually

UNALLOCATED ACCOUNT AGREEMENT

THIS AGREEMENT is made with effect on and from [_______], 2009

BETWEEN

(1)	JPMORGAN CHASE BANK, N.A, whose principal place of business in England is at 125 London Wall, London EC2Y 5AJ (the “Custodian”); and

(2)

THE BANK OF NEW YORK MELLON, a New York banking corporation, solely in its capacity as trustee of the ETFS Platinum Trust created under the Trust Agreement identified below and not individually (the “Trustee”), which expression shall, wherever the context so admits, include the named Trustee and all other persons or companies for the time being the trustee or trustees of the Trust Agreement (as defined below) as trustee for the Shareholders (as defined below).

INTRODUCTION

(1)	The Trustee has agreed to act as trustee for the Shareholders of the Shares pursuant to the Trust Agreement.

(2)

An Authorized Participant may apply to become a Shareholder by: (i) applying for Shares in accordance with an Authorized Participant Agreement and (ii) depositing the relevant amount of Bullion into the Unallocated Account.

(3)	The Custodian has agreed to transfer Bullion deposited into the Unallocated Account to the Allocated Account and where applicable, other accounts, pursuant to the terms of this Agreement.

(4)

In order to effect redemptions of Shares, Bullion must be transferred from the Allocated Account to the Unallocated Account by way of de-allocation, and must then be delivered to the Shareholder Account.

(5)

The Trustee has agreed that the Unallocated Account will be established by the Trustee for the account of the Trust, and that the Trustee will have the sole right to give instructions for the making of any payments into or out of the Unallocated Account.

IT IS AGREED AS FOLLOWS

1.	INTERPRETATION

1.1

Definitions: Words and expressions defined in the Prospectus, unless otherwise defined herein, have the same meanings when used in this Agreement. In addition, in this Agreement, unless there is anything in the subject or context inconsistent therewith the following expressions shall have the following meanings:

“Affiliate” means an entity that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Custodian;

“Allocated Account” means the loco London allocated Bullion account, number [ ], or the loco Zurich allocated Bullion account, number [ ], each established in the name of the Trustee, with the Custodian pursuant to the Allocated Account Agreement;

“Allocated Account Agreement” means the Allocated Account Agreement dated [ ] between the Trustee and the Custodian pursuant to which the Allocated Account is established and operated;

“AP Account” means a loco London or Zurich account maintained on an unallocated basis by the Custodian or a Bullion clearing bank for the Authorized Participant, as specified in the applicable Transfer Notice;

“Application” means an offer by an Authorized Participant to the Trust (in the form prescribed by the Trust) to subscribe for Shares, being an offer on terms referred to in the Prospectus and in accordance with the provisions of the relevant Authorized Participant Agreement;

“Application Date” means the New York Business Day on which a valid Application Form is received (or deemed to be received) by the Trustee in accordance with the relevant Authorized Participant Agreement;

“Application Form” means a Purchase Order as defined in the Authorized Participant Agreement;

“Authorized Participant” means a person which has entered into an Authorized Participant Agreement with the Sponsor and the Trustee in relation to Shares and which: (a) is a person who (i) is a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions and (ii) is a participant in DTC; (b) is approved by the Sponsor (in its absolute discretion); and (c) has established an AP Account;

“Authorized Participant Agreement” means a written agreement between the Trustee, the Sponsor and another person under which such person is appointed to act as an “Authorized Participant,” in relation to Shares and if such agreement is subject to conditions precedent, provided that such conditions have been satisfied;

“Authorized Signatory” means, in relation to any person, an individual who is duly empowered to bind such person and whose authority is evidenced by a resolution of the board of directors (or any other appropriate means of authorisation) of such person, and, in relation to the Trustee, any individual named in the Trustee’s Authorized Signatory list having due authority to bind the Trustee, which list shall be provided by the Trustee from time to time;

“Availability Date” means the London/Zurich Business Day on which the

Trustee requests the Custodian to credit to the Unallocated Account Bullion debited from the Allocated Account;

“Benchmark Price” means, as of any day, that publicly available per ounce price of Bullion used by the Trust on such day to value the Trust’s Bullion, which is expected to be the London PM Fix but is subject to change by the Sponsor in accordance with the Trust Agreement;

“Bullion” means platinum in physical form complying with the Rules of the Relevant Association held by the Custodian or any Sub-Custodian under the Allocated Account Agreement and/or any credit balance in the Unallocated Account as the context requires;

“Conditions” means the terms and conditions on and subject to which Shares are issued in the form or substantially in the form set out in the Trust Agreement;

“General Notice” means any notice given in accordance with this Agreement other than a Transfer Notice;

“Loco London” means in respect of an account holding Bullion, the custody, trading or clearing of such Bullion in London, United Kingdom;

“Loco Zurich” means in respect of an account holding Bullion, the custody, trading or clearing of such Bullion in Zurich, Switzerland;

“London Business Day” means a day (other than a Saturday or a Sunday or a public holiday in England) on which commercial banks generally and the London platinum market are open for the transaction of business in London;

“London/Zurich Business Day” means a day which is both a London Business Day and a Zurich Business Day;

“Management Fee” means the amount of Bullion which may be debited from the Metal Accounts at the end of each month and paid to the Sponsor Account in accordance with the terms of the Prospectus;

“Metal Accounts” means the Allocated Account and the Unallocated Account;

“Metal Entitlement” means as at any date and in relation to any Share the amount(s) of Bullion to which the Shareholder is entitled on Redemption of that Share on that date in accordance with the Conditions;

“New York Business Day” means a “Business Day” as defined in the Trust Agreement;

“Point of Delivery” means such date and time that the recipient (or its agent) acknowledges in written form its receipt of delivery of Bullion;

“Prospectus” means the prospectus constituting a part of the registration statement filed on Form S-1, Registration Number 333-158381 with the Securities Exchange Commission in accordance with the U.S. Securities Act of 1933, as amended, in relation to the Shares dated on or about [ ], 2009 as the same may be modified, supplemented or amended from time to time;

“Redemption” means the redemption of Shares by the Trust in accordance with the Conditions;

“Redemption Obligations” means the obligation of the Trust on Redemption of a Share to make payment or deliver Bullion to the relevant Authorized Participant or Shareholder in accordance with the Conditions;

“Relevant Association” means the London Platinum and Palladium Market or its successors;

“Rules” means the rules, regulations, practices and customs of the Relevant Association (including without limitation the rules as to Good Delivery), the Bank of England and such other regulatory authority or other body as shall affect the activities contemplated by this Agreement;

“Shareholder” means the beneficial owner of one or more Shares;

“Shareholder Account” means a loco London or Zurich account maintained on an unallocated basis by the Custodian or a Bullion clearing bank, as applicable, for an Authorized Participant or a Shareholder, as specified in the applicable Redemption Notice;

“Shares” means the units of fractional undivided beneficial interest in and ownership of the Trust which are issued by the Trust and named “ETFS Physical Platinum Shares” and created pursuant to and constituted by the Trust Agreement;

“Sponsor” means ETF Securities USA LLC, its successors and assigns and any successor Sponsor appointed pursuant to the Trust Agreement;

“Sponsor Account” means a loco London or Zurich account maintained on an unallocated basis by the Custodian or a Bullion clearing bank, as applicable, for the Sponsor;

“Transfer Notice” means any notice of a deposit or withdrawal made pursuant to clause 3 or clause 4 of this Agreement;

“Trust” means the ETFS Platinum Trust formed pursuant to the Trust Agreement;

“Trust Agreement” means the Depositary Trust Agreement of the ETFS Platinum Trust dated on or about [ ], as amended from time to time, between the ETF Securities USA LLC, as Sponsor, and The Bank of New York Mellon, as Trustee;

“Unallocated Account” means the loco London unallocated Bullion account, number [ ], or the loco Zurich unallocated Bullion account, number [ ], each established in the name of the Trustee, with the Custodian pursuant to this Agreement on an Unallocated Basis;

“Unallocated Basis” means, with respect to an Unallocated Account maintained with the Custodian, that the person in whose name the account is held is entitled to delivery in accordance with the Rules of an amount of Bullion equal to the amount of Bullion standing to the credit of the person’s account but is an unsecured creditor in any Bullion that the Custodian owns or holds.

“VAT” means value added tax as provided for in the Value Added Tax Act 1994 (as amended or re-enacted from time to time) and legislation supplemental thereto and any other tax (whether imposed in the United Kingdom in substitution thereof or in addition thereto or elsewhere) of a similar fiscal nature; and

“Withdrawal Date” means the London/Zurich Business Day on which the Trustee wishes a withdrawal of Bullion from the Unallocated Account to take place.

“Zurich Business Day” means a day (other than a Saturday or a Sunday or a public holiday in Zurich) on which commercial banks generally and the Zurich platinum market are open for the transaction of business in Zurich; and

“Zurich Sub-Custodian” means any firm selected by the Custodian to hold platinum on behalf of the Custodian in the firm’s Zurich vault premises on a segregated basis, in the manner provided in clauses 7.2 and 7.3 of the Allocated Account Agreement and whose appointment has been approved in writing by the Sponsor (such approval not to be unreasonably with held).

1.2	Headings: The headings in this Agreement do not affect its interpretation.

1.3	Singular and plural: References to the singular include the plural and vice versa.

2.	UNALLOCATED ACCOUNT

2.1	Opening Unallocated Account: The Custodian shall open and maintain the Unallocated Account in the name of the Trustee (in its capacity as trustee for the Shareholders).

2.2	Denomination of Unallocated Account: The Unallocated Account will hold deposits of Bullion and will be denominated in fine troy ounces.

2.3

Unallocated Account Reports: For each London/Zurich Business Day, by no later than the following London/Zurich Business Day, the Custodian will provide the Trustee access to information showing the increases and decreases to the Bullion standing to the Trustee’s credit in the Unallocated Account, and identifying separately each transaction and the New York or London Business Day on which it occurred. On each London/Zurich Business Day on which Bullion is deposited or that is a Withdrawal Date, the Custodian will send the Trustee a notification of (i) each separate transaction transferring Bullion to the Unallocated Account, including the amount of Bullion transferred to the Unallocated Account and the AP Account or Shareholder Account from which such Bullion is transferred, (ii) the amount of Bullion transferred from the Unallocated Account to the Allocated Account or to any AP Account or Shareholder Account and (iii) the amount of any remaining Bullion in the Unallocated Account, and the Custodian will use commercially reasonable efforts to send the notification by 9:00 a.m. (New York time). In addition, the Custodian will provide the Trustee such information about the increases and decreases to the Bullion standing to the Trustee’s credit in the Unallocated Account on a same-day basis at such other times and in such other form as the Trustee and the Custodian shall agree. For each calendar month, the Custodian will provide the Trustee within a reasonable time after the end of the month a statement of account for the Unallocated Account. Such reports will be made available to the Trustee by means of the Custodian’s proprietary electronic Bullion Transfer System website (“eBTS”). In the event eBTS is unavailable for any reason, the Trustee and the Custodian will agree upon a temporary notification system for making such reports available to the Trustee.

2.4

Reversal of Entries: The Custodian shall reverse any provisional or erroneous entries to the Unallocated Account which it discovers or of which it is notified with effect back-valued to the date upon which the final or correct entry (or no entry) should have been made (including, without limitation, where the Custodian has credited a deposit made pursuant to clause 3.1(b) and on receipt by the Custodian of the Bullion if it is determined that the Bullion does not comply with the Rules or that it is not the required weight).

2.5

Provision of Information: The Custodian agrees that it will forthwith notify the Trustee in writing of any encumbrance of which it is aware is or is purported to have been created over or in respect of the Unallocated Account or any of the amounts standing to the credit thereof.

2.6

Access: The Custodian will allow the Sponsor and the Trustee and their Bullion auditors (currently Inspectorate International Limited) access to its premises during normal business hours, to examine the Bullion and such records, as they may reasonably require to perform their respective duties with regard to investors in Shares. The Trustee agrees that any such access shall be subject to execution of a confidentiality agreement and agreement to the Custodian’s security procedures, and such audit shall be at the Trust’s expense and shall be limited to no more than twice a calendar year, provided however that any second visit within the same calendar year shall be subject to the consent of the Custodian, such consent not to be unreasonably withheld.

3. DEPOSITS

3.1	Procedure: The Custodian shall receive deposits of Bullion into the

Unallocated Account (in the manner and accompanied by such documentation as the Custodian may require) by:

(a) de-allocation of Bullion held in the Allocated Account on redemption of Shares by a Shareholder or Authorized Participant or for any other purpose authorized by the Trust Agreement; or

(b) de-allocation of Bullion held in the Allocated Account for payment of the Management Fee; or

(c)

transfer of Bullion from an AP Account relating to the same kind of Bullion and having the same denomination as that to which the Unallocated Account relates on Application by an Authorized Participant for Shares.

No other methods of deposit are permitted.

3.2

Loco Designation for Deposits: The Custodian shall receive deposits of Bullion pursuant to clause 3.1 into the Unallocated Account loco Zurich or loco London, provided, however, that the Custodian shall bear all costs, including all insurance costs, relating to any transfers between loco London and loco Zurich.

3.3

Notice Requirements: Notice of intended deposit must be received by the Custodian from the Trustee no later than 3:00 p.m. (London time) one London/Zurich Business Day prior to the Availability Date and specify the weight (in fine troy ounces of platinum) to be credited to the Unallocated Account, the Availability Date, the account from which such deposit will be transferred, and any other information which the Custodian may, with the agreement of the Trustee, from time to time require. When by reference to the Trustee’s notifications and instructions to the Custodian, the Custodian reasonably believes an amount of Bullion has been credited to the Unallocated Account in error, the Custodian will notify the Trustee promptly and, pending a joint resolution of the error, will treat such amount as not being subject to the standing instruction in clause 5.2 below.

3.4

Right to Amend Procedure: The Custodian may amend the procedure in relation to the deposit of Bullion only where such amendment is caused by a change in the Rules or procedures of the Relevant Association. The Custodian will, whenever practicable, notify the Trustee and the Sponsor within a commercially reasonable time before the Custodian amends its procedures or imposes additional ones in relation to the transfer of Bullion into and from the Unallocated Account, and in doing so the Custodian will consider the Trustee’s needs to communicate any such change to Authorized Participants and others.

4. WITHDRAWALS

4.1	Procedure: The Trustee may at any time give instructions to the Custodian for the withdrawal of Bullion standing to the credit of the Unallocated Account in such form as may be agreed by the parties from time to time, provided that a withdrawal may be made only by:

	(a)	transfer to a Shareholder Account relating to the same kind of Bullion and having the same denomination as that to which the Unallocated Account relates when Shares are redeemed; or

	(b)	transfer to the Sponsor Account for payment of the Management Fee; or

	(c)	transfer of Bullion to the Allocated Account; or

(d)

the collection of Bullion from the Custodian at its vault premises, or such other location as the Custodian may direct by notice to the party taking delivery received not later than one London/Zurich Business Day prior to the Availability Date, at the Trust’s expense and risk;

	(e)	delivery of Bullion to such location as the Trustee directs, at the Trust’s expense and risk; or

	(f)	transfer to an account maintained by the Custodian or by a third party on an unallocated basis in connection with the sale of Bullion or other transfers permitted under the Trust Agreement;

and no other methods of withdrawal are permitted, save that the Trustee agrees to exercise its rights under clauses 4.1(d) and (e) on an exceptional basis only. Any Bullion made available to the relevant person (as instructed by the Trustee) pursuant to clauses 4.1(d) and (e) will be in a form which complies with the Rules or in such other form as may be agreed between the Trustee and the Custodian the combined fine weight of which will not exceed the number of fine ounces of Bullion the Trustee has instructed the Custodian to debit. The Custodian is entitled to select the Bullion to be made available to the relevant person (as instructed by the Trustee) provided it is in the same form as that deposited. To the extent that the Trustee is authorized to sell Bullion under the Trust Agreement, the Custodian may, but is not required to, purchase such Bullion; provided that the Custodian’s purchase price for such Bullion must be the Benchmark Price.

4.2

Loco Designations for Withdrawals: The Custodian may transfer Bullion from the Unallocated Account loco Zurich or loco London for all withdrawals under clause 4.1, provided, however, that the Custodian shall bear all costs, including all insurance costs, relating to any transfers between loco London and loco Zurich.

4.3	Notice Requirements: Any notice relating to a withdrawal of Bullion must be in writing and:

	(a)	if it relates to a withdrawal pursuant to clauses 4.1(a) or 4.1(b), to be in such form as may be agreed by the parties from time to time;

and in all cases be received by the Custodian no later than 3:00 p.m (London time) on the Withdrawal Date unless otherwise agreed.

(b)

if it relates to a transfer pursuant to clause 4.1(c), be in the form of an Application (which shall be sufficient instruction for the purposes of this Agreement) and be received by the Custodian no later than 3:00p.m. (London time) on the day which is one London/Zurich Business Day prior to the Withdrawal Date.

(c)

if it relates to a withdrawal pursuant to clause 4.1(d) or (e), be received by the Custodian no later than 11:30 a.m. (London time) not less than two London/Zurich Business Days prior to the Withdrawal Date unless otherwise agreed and specify the name of the person or carrier that will collect the Bullion from the Custodian or the identity of the person to whom delivery is to be made, as the case may be;

and in all cases, specify the weight (in fine troy ounces of platinum) of the Bullion to be debited from the Unallocated Account, the Withdrawal Date and any other information which the Custodian may, with the agreement of the Trustee from time to time require.

4.4

Right to Amend Procedure: The Custodian may amend the procedure for the withdrawal of Bullion from the Unallocated Account only where such amendment is caused by a change in the Rules or procedures of the Relevant Association. Any such amendment will be subject to the conditions of the preceding clause 4.3 and will be promptly notified to the Sponsor and the Trustee, such notice to be given in advance of implementation whenever practicable.

4.6

Delivery Obligations: Unless otherwise instructed by the Trustee on behalf of the Trust or the relevant person, the Custodian shall make any transportation and insurance arrangements in respect of delivery of Bullion in accordance with its usual practice. Where instructions are given, the Custodian shall use all reasonable efforts to comply with the same. The Custodian shall not be obliged to effect any requested delivery if, in its reasonable opinion, this would cause the Custodian or its agents to be in breach of the Rules or other applicable law, court order or regulation; the costs incurred would be excessive or delivery is impracticable for any reason. With the exception of any delivery pursuant to clause 4.3, all insurance and transportation costs shall be for the account of the Trust.

4.7

Risk: With the exception of any transfer pursuant to clause 4.2, where there is a shipment from the Custodian of Bullion, all right, title and risk in and to such Bullion shall pass at the Point of Delivery to the relevant person for whose account the Bullion is being delivered.

4.8

Allocation: Subject to clause 5.2 below, in the case of a transfer under clause 4.1(c), the Custodian will use its commercially reasonable endeavours to complete the allocation of such deposits of Bullion by not later than 2:00 p.m. (London time) on the London/Zurich Business Day after receipt of notice given in the form prescribed in clause 4.3(b). Following the Custodian’s receipt of such notice, the Custodian shall identify bars or ingots of a weight most closely approximating, but not exceeding, the balance in the Unallocated Account and shall transfer such weight from the Unallocated Account to the Allocated Account. The Trustee acknowledges that the process of allocation of Bullion to the Allocated Account from the Unallocated Account may involve minimal adjustments to the weights of Bullion to be allocated to adjust such weight to the number of whole bars available.

5. INSTRUCTIONS

5.1

Giving of Instructions: Only the Trustee shall have the right to give instructions to the Custodian for deposit of Bullion to or withdrawal of Bullion from the Unallocated Account. All instructions given by the Trustee to the Custodian shall be given in writing and signed by two Authorized Signatories of the Trustee. The Trustee shall notify the Custodian in writing of the names of the people who are authorized to give instructions on the Trustee’s behalf. Until the Custodian receives written notice to the contrary, the Custodian is entitled to assume that any of those people have full and unrestricted power to give instructions on the Trustee’s behalf. The Custodian is also entitled to rely on any instructions which are from, or which purport to emanate from, any person who appears to have such authority.

5.2

Continuous Allocation of Bullion: Without prejudice to clause 5.1 above, unless otherwise notified by the Trustee in writing, the Trustee hereby instructs the Custodian that, whenever Bullion is to be transferred from an AP Account to the Metal Accounts, it will combine such Bullion with any Bullion then standing to the credit of the Unallocated Account (excluding Bullion which has been de-allocated in order to effect delivery of Bullion to a redeeming Authorized Participant or Shareholder or pursuant to other withdrawal occurring on such day) and to the fullest extent possible, transfer such Bullion to the Allocated Account such that the amount of Bullion that remains standing to the credit of the Trustee in the Unallocated Account does not exceed [192] fine ounces at the close of each London/Zurich Business Day.

5.3

Account not to be Overdrawn: The Unallocated Account may not at any time have a debit balance thereon, and no instruction shall be valid to the extent that the effect thereof would be for the Unallocated Account to have a debit balance thereon.

5.4	Amendments: Once given, instructions continue in full force and effect until they are cancelled, amended or superseded. Notice of amendment shall have effect only upon actual receipt by the Custodian.

5.5

Unclear or Ambiguous Instructions: If, in the Custodian’s opinion, any instructions are unclear or ambiguous, the Custodian shall use reasonable endeavours (taking into account any relevant time constraints) to obtain clarification of those instructions from the Trustee and, failing that, the Custodian may in its absolute discretion and without any liability on its part, act upon what the Custodian believes in good faith such instructions to be or refuse to take any action or execute such instructions until any ambiguity or conflict has been resolved to the Custodian’s satisfaction.

5.6	Refusal to Execute: The Custodian will, where practicable, refuse to execute instructions if in the Custodian’s opinion they are or may be contrary to the Rules or any applicable law.

6. CONFIDENTIALITY

6.1

Disclosure to Others: Subject to clause 6.2, each of the Trustee and the Custodian shall respect the confidentiality of information acquired under this Agreement and will not, without the other party’s consent, disclose to any other person any transaction or other information acquired about the other party, its business or the Trust under this Agreement, in the event such other party has made clear, at or before the time such information is provided, that such information is being provided on a confidential basis.

6.2

Permitted Disclosures: Each party accepts that from time to time any other party may be required by law or the Rules, or requested by a government department or agency, fiscal body or regulatory or listing authority or as otherwise necessary in conducting the Trust’s business, to disclose information acquired under this Agreement. In addition, the disclosure of such information may be required by a party’s auditors, by its legal or other advisors, by a company which is in the same group of companies as a party (i.e., a subsidiary or holding company of a party) or (in the case of the Trustee) by any beneficiary of the trusts constituted by the Trust Agreement. Each party irrevocably authorises the others to make such disclosures without further reference to such party.

7. CUSTODY SERVICES

7.1	Appointment: The Trustee hereby appoints the Custodian to act as custodian of the Bullion in accordance with this Agreement and any Rules which apply to the Custodian.

7.2	Safekeeping of Bullion: The Custodian will be responsible for the safekeeping of the Bullion on the terms and conditions of this Agreement.

7.3	Ownership of Bullion: The Custodian will identify in its books that the Bullion belongs to the Trustee (on trust for the Shareholders).

8. REPRESENTATIONS

8.1

Trustee’s Representations: The Trustee represents and warrants to the Custodian that (such representations and warranties being deemed to be repeated upon each occasion of withdrawal of Bullion under this Agreement):

(1) the Trustee has all necessary authority, powers, consents, licences and authorisations (which have not been revoked) and has taken all necessary action to enable it lawfully to enter into and perform its duties and obligations under this Agreement;

	(2)	the persons entering into this Agreement on the Trustee’s behalf have been duly authorized to do so; and

(3)

this Agreement and the obligations created under it are binding upon and enforceable against the Trustee, as trustee of the Trust, in accordance with its terms (subject to applicable principles of equity) and do not and will not violate the terms of the Rules or any order, charge or agreement by which the Trustee is bound.

8.2

Custodian’s Representations: The Custodian represents and warrants to the Trust that (such representations and warranties being deemed to be repeated upon each occasion of withdrawal of Bullion under this Agreement):

(1)

the Custodian has all necessary authority, powers, consents, licences and authorisations (which have not been revoked) and has taken all necessary action to enable it lawfully to enter into and perform its duties and obligations under this Agreement;

	(2)	the persons entering into this Agreement on behalf of the Custodian have been duly Authorized to do so; and

(3)

this Agreement and the obligations created under it are binding upon the Custodian and enforceable against the Custodian in accordance with its terms (subject to applicable principles of equity) and do not and will not violate the terms of the Rules or any order, charge or agreement by which the Custodian is bound.

9. FEES AND EXPENSES

9.1	Fees: There will be no fees charged by the Custodian for the services provided by it under this Agreement. Payment of such fees will be made by the Sponsor under the Allocated Account Agreement.

9.2

Expenses: The Trustee has procured the Sponsor’s written agreement, to which the Custodian has agreed, to pay to the Custodian on demand all costs, charges and expenses (excluding (i) any relevant taxes and VAT, duties and other governmental charges, (ii) fees for storage and insurance of the Bullion, which will be recovered under the Allocated Account Agreement, and (iii) indemnification obligations of the Trustee under clause 11.5, which will be paid under the following sentence) incurred by the Custodian in connection with the performance of its duties and obligations under this Agreement or otherwise in connection with the Bullion. The Trustee will procure payment on demand, solely from and to the extent of the assets of the Trust, any other costs, charges and expenses not paid by the Sponsor under its agreement with the Custodian procured under this clause 9.2 (including any relevant taxes and VAT, duties, other governmental charges and indemnification claims of the Custodian payable by the Trustee pursuant to clause 11.5, but excluding fees for storage and insurance of the Bullion, which will be recovered under the Allocated Account Agreement) incurred by the Custodian in connection with the Bullion.

9.3

Default Interest: If the Trustee and the Sponsor fail to procure payment to the Custodian any amount when it is due, the Custodian reserves the right to charge interest (both before and after any judgment) on any such unpaid amount calculated at a rate equal to 1% above the overnight London Interbank Offered Rate (LIBOR) for the currency in which the amount is due. Interest will accrue on a daily basis and will be due and payable as a separate debt.

9.4	Credit Balances: No interest or other amount will be paid by the Custodian on any credit balance on an Unallocated Account.

9.5

Recovery from Trust: Amounts payable pursuant to this clause 9 shall not be debited from the Unallocated Account, but shall be payable on behalf of the Trust, and the Custodian hereby acknowledges that it will have no recourse against Bullion standing to the credit of the Unallocated Account or to the Trustee in respect of any such amounts.

10. VALUE ADDED TAX

10.1

VAT Inclusive: All sums payable under this Agreement by the Trust to the Custodian shall be deemed to be inclusive of VAT if and to the extent VAT is properly chargeable on any supplies made by the Custodian to the Trust pursuant to this Agreement.

10.2	VAT Invoice: If VAT is properly chargeable on any supplies made by the Custodian to the Trust pursuant to this Agreement, the Custodian shall provide a valid VAT invoice to the Trust.

11. SCOPE OF RESPONSIBILITY

11.1

Exclusion of Liability: The Custodian will use reasonable care in the performance of its duties under this Agreement and will only be responsible for any loss or damage suffered as a direct result of any negligence, fraud or wilful default on its part in the performance of its duties, and in which case its liability will not exceed the market value of the Bullion lost or damaged at the time such negligence, fraud or wilful default is discovered by the Custodian, provided that the Custodian notifies the Trust and the Trustee promptly after any discovery of such lost or damaged Bullion. If the Custodian delivers from the Unallocated Account Bullion that is not of the fine weight the Custodian has represented to the Trustee, recovery by the Trustee, to the extent such recovery is otherwise allowed, shall not be barred by any delay in asserting a claim because of the failure to discover such loss or damage regardless of whether such loss or damage could or should have been discovered.

11.2

No Duty or Obligation: The Custodian is under no duty or obligation to make or take any special arrangements or precautions beyond those required by the Rules or as specifically set forth in this Agreement.

11.3

Insurance: The Custodian (or one of its Affiliates) shall make such insurance arrangements from time to time in connection with the Custodian’s custodial obligations under this Agreement as the Custodian considers appropriate and will be responsible for all costs, fees and expenses (including any relevant taxes) in relation to such insurance policy or policies. Upon reasonable prior written notice, in connection with the preparation of the initial registration statement under the United States Securities Act of 1933, as amended, covering any Shares, the Custodian will allow its insurance to be reviewed by the Trustee and by the Sponsor. The Custodian also will allow the Trustee and the Sponsor to review such insurance in connection with any amendment to that initial registration statement and from time to time, in each case upon reasonable prior written notice from the Trustee. Any permission to review the Custodian’s insurance is limited to the term of this agreement and is conditioned on the reviewing party executing a form of confidentiality agreement provided by the Custodian, or if the confidentiality agreement is already in force, acknowledging that the review is subject thereto.

11.4

Force Majeure: The Custodian shall not be liable for any delay in performance, or for the non-performance of any of its obligations under this Agreement by reason of any cause beyond the Custodian’s reasonable control. This includes any act of God or war or terrorism or any breakdown, malfunction or failure of transmission, communication or computer facilities, industrial action, acts and regulations of any governmental or supra national bodies or authorities or regulatory or self-regulatory organization or failure of any such body, authority or organization, for any reason, to perform its obligations; provided, however, that the Custodian agrees to use reasonable efforts to assist the Trustee in finding a replacement custodian (including, but not limited to, agreeing to an assignment of its rights and obligations hereunder) should any event described in this clause 11.4 so prevent the Custodian from performing its obligations.

11.5

Indemnity: The Trustee, solely from and to the extent of the assets of the Trust, shall indemnify and keep indemnified the Custodian (on an after tax basis) on demand against all costs and expenses, damages, liabilities and losses (other than VAT and the expenses assumed by the Sponsor under its agreement with the Custodian procured under clause 9.2) which the Custodian may suffer or incur, directly or indirectly in connection with this Agreement except to the extent that such sums are due directly to the negligence, wilful default or fraud of the Custodian.

11.6

Third Parties: Except with respect to the Trust, which shall be considered a beneficiary of this entire Agreement, and the Sponsor, which shall be a beneficiary (as applicable) of clauses 2.6 and 11.3, the Custodian does not owe any duty or obligation or have any liability towards any person who is not a party to this Agreement. Except as set forth in this clause 11.6, this Agreement does not confer a benefit on any person who is not a party to it. The parties to this Agreement do not intend that any term of this Agreement shall be enforceable by any person who is not a party to it and do intend that the Contracts (Rights of Third Parties) 1999 Act shall not apply to this Agreement, provided that the Sponsor may enforce its rights under clauses 2.6 and 11.3. Nothing in this paragraph is intended to limit the obligations hereunder of any successor Trustee of the Trust or to limit the right of any successor Trustee of the Trust to enforce the Custodian’s obligations hereunder.

12. TERM AND TERMINATION

12.1

Method: Subject to clause 12.2 below, either the Trustee or the Custodian may terminate this Agreement for any reason including if the Custodian or Zurich Sub-Custodian ceases to offer the services contemplated by this Agreement to its clients or proposes to withdraw from the Bullion business, by giving not less than 90 days’ written notice to the other party. Any such notice given by the Trustee must specify:

	(1)	the date on which the termination will take effect;

	(2)	the person to whom the Bullion is to be made available; and

	(3)	all other necessary arrangements for the redelivery of the Bullion to the order of the Trustee.

12.2

Term: This Agreement shall have a fixed term up to and including five years and will automatically renew for a further term of five years thereafter unless terminated by the parties in accordance with this clause 12; provided that during such periods this Agreement may be terminated immediately upon written notice as follows:

	(1)	by the Trustee, if the Custodian ceases to offer the services contemplated by this Agreement to its clients or proposes to withdraw from the Bullion business;

(2)

by the Trustee or the Custodian, if it becomes unlawful for the Custodian to be a party to this Agreement or to offer its services to the Trust on the terms contemplated by this Agreement or if it becomes unlawful for the Trustee or the Trust to receive such services or for the Trustee to be a party to this Agreement;

	(3)	by the Custodian, if there is any event which, in the Custodian’s reasonable view, indicates the Trust’s insolvency or impending insolvency;

	(4)	by the Trustee, if there is any event which, in the Trustee’s sole view, indicates the Custodian’s insolvency or impending insolvency;

	(5)	by the Trustee, if the Trust is to be terminated; or

	(6)	by the Trustee or by the Custodian, if the Allocated Account Agreement ceases to be in full force and effect at any time.

12.3	Change in Trustee: If there is any change in the identity of the Trustee in accordance with the Trust Agreement, then the Custodian, the Trustee and the Trust shall execute such documents and shall take such actions as the new Trustee and the outgoing Trustee may reasonably require for the purpose of vesting in the new Trustee the rights and obligations of the outgoing Trustee, and releasing the outgoing Trustee from its future obligations under this Agreement.

12.4

Redelivery Arrangements: If the Trustee does not make arrangements acceptable to the Custodian for the redelivery of the Bullion the Custodian may continue to store the Bullion, in which case the Custodian will continue to charge the fees and expenses payable under clause 10 of the Allocated Account Agreement. If the Trustee has not made arrangements acceptable to the Custodian for the redelivery of the Bullion within six months of the date specified in the termination notice as the date on which the termination will take effect, the Custodian will be entitled to sell the Bullion and account to the Trustee for the proceeds.

12.5

Existing Rights: Termination shall not affect rights and obligations then outstanding under this Agreement which shall continue to be governed by this Agreement until all obligations have been fully performed.

13. NOTICES

13.1

Transfer Notices: Subject to clause 5.1, any Transfer Notice shall be in writing in English and shall be marked “Urgent – This Requires Immediate Attention” and signed by or on behalf of the party giving it (or its duly Authorized representative). Any Transfer Notice shall be sent either by facsimile or such other authenticated method as may, from time to time, be agreed between the parties. Any Transfer Notice shall be deemed to have been given, made or served upon actual receipt by the recipient.

13.2

General Notices: Any General Notice shall be in writing in English and shall be marked “Urgent – This Requires Immediate Attention” and shall be signed by or on behalf of the party giving it (or its duly Authorized representative). Any General Notice shall be given, made or served by sending the same by pre-paid registered post (first class if inland, first class airmail if overseas) or facsimile transmission. Any General Notice sent by pre-paid registered post shall be deemed to have been received three London/Zurich Business Days in the case of inland post or seven London/Zurich Business Days in the case of overseas post after dispatch. Any General Notice sent by facsimile shall be deemed to have been given, made or served upon actual receipt by the recipient.

13.3	The addresses and numbers of the parties for the purposes of clauses 13.1 and 13.2 are:

The Custodian:	JPMorgan Chase Bank, N.A.
125 London Wall, London EC2Y 5AJ
Attention: Peter Smith – Global Commodities
Facsimile No. +44 207 777 4915

The Trustee:
The Bank of New York Mellon
2 Hanson Place
Brooklyn, New York 11217
Attention: Donald Guire
Facsimile: 718-315-4927

or such other address or facsimile number as shall have been notified (in accordance with this clause) to the other party hereto. The address and numbers of the Sponsor for purposes of receiving notices under this Agreement is:

The Sponsor:
ETF Securities USA LLC
c/o ETF Securities Representative Office
6th Floor
2 London Wall Buildings
London EC2M 5UU
Telephone: +442074404330
Attention: US Fund Services

13.4

Recording of Calls: Each of the Custodian and the Trustee may record telephone conversations without use of a warning tone. Such records will be the recording party’s sole property and accepted by the other parties hereto as evidence of the orders or instructions given.

14. GENERAL

14.1

Role of Trustee: The Trustee is a party to this Agreement solely in its capacity as Trustee for the Shareholders and accordingly (i) the Trustee shall only be liable to satisfy any obligations under this Agreement, including any obligations or liabilities arising in connection with any default by the Trustee under this Agreement, to the extent of the assets held from time to time by the Trustee as trustee of the trusts constituted by the Trust Agreement (the “Trust Assets”) to the extent authorized by the Trust Agreement and (ii) no recourse shall be had to (a) any assets other than the Trust Assets, including any of the assets held by the Trustee as trustee, co-trustee or nominee of a trust other than the trusts constituted by the Trust Agreement, as owner in its individual capacity or in any way other than as trustee of the trusts constituted by the Trust Agreement; or (b) the Trustee for any assets that have been distributed by the Trustee to the beneficiaries of the trusts constituted by the Trust Agreement.

14.2

No Advice: The Custodian’s duties and obligations under this Agreement do not include providing the other party hereto with investment advice. In asking the Custodian to open and maintain the Unallocated Account, the Trustee acknowledges that it is pursuant to the Trust Agreement and the Custodian shall not owe the Trustee or the Trust any duty to exercise any judgment on their behalf as to the merits or suitability of any deposits into, or withdrawals from, the Unallocated Account.

14.3

Rights and Remedies: The Custodian hereby waives any right it has or may hereafter acquire to combine, consolidate or merge the Metal Accounts with any other account of the Trust or the Trustee or to set off any liabilities of the Trust or of the Trustee to the Custodian and agrees that it may not set off, transfer or combine or withhold payment of any sum standing to the credit or to be credited to the Metal Accounts in or towards or conditionally upon satisfaction of any liabilities to it of the Trust or the Trustee. Subject thereto, the Custodian’s rights under this Agreement are in addition to, and independent of, any other rights which the Custodian may have at any time in relation to the Bullion.

14.4

Assignment: This Agreement is for the benefit of and binding upon the parties hereto and their respective successors and assigns. Save as expressly provided herein, no party may assign, transfer or encumber, or purport to assign, transfer or encumber any right or obligation under this Agreement unless the other party otherwise agrees in writing except that consent is not required where the Custodian assigns, transfers or encumbers any right or obligation under this Agreement to an Affiliate. This clause shall not restrict the Custodian’s power to merge or consolidate with any party, or to dispose of all or part of its custody business and further provided that this clause shall not restrict the Trustee from assigning its rights hereunder to a Shareholder to the extent required for the Trust to fulfill its obligations under the Trust Agreement.

14.5

Amendments: Any amendment to this Agreement must be agreed in writing and be signed by all of the parties hereto. Unless otherwise agreed, an amendment will not affect any legal rights or obligations which may already have arisen.

14.6

Partial Invalidity: If any of the clauses (or part of a clause) of this Agreement becomes invalid or unenforceable in any way under the Rules or any law, the validity of the remaining clauses (or part of a clause) will not in any way be affected or impaired.

14.7

Entire Agreement: This document represents the entire agreement between the parties in respect of its subject matter save for any agreements made with fraudulent intent, and excludes any prior agreements or representations. This Agreement supersedes and replaces any prior existing agreement between the parties hereto relating to the same subject matter.

14.8	Counterparts: This Agreement may be executed in any number of counterparts each of which when executed and delivered is an original, but all the counterparts together constitute the same agreement.

14.9

Business Days: If any obligation falls due to be performed on a day which is not a New York Business Day or a London/Zurich Business Day, as the case may be, then the relevant obligations shall be performed on the next succeeding Business Day.

14.10

Prior Agreements: The Custodian or any member of the JP Morgan group of companies (the “JP Morgan Group”) may trade in Shares for its own account as principal, may have underwritten or may underwrite an issue of Shares or, together with any such entities’ directors, officers or employees, may have a long or short position in Shares or in any related security or instrument. Brokerage or other fees may be earned by any member of the JP Morgan Group or persons associated with them in respect of any business transacted by them in all or any of the aforementioned securities or instruments. This Agreement supersedes and replaces any prior existing agreement between the parties hereto relating to the same subject matter.

15. GOVERNING LAW AND JURISDICTION

15.1	Governing Law: This Agreement is governed by, and will be construed in accordance with, English law.

15.2

Jurisdiction: The Trustee and the Custodian agree that the courts of the State of New York, in the United States of America, and the United States federal court located in the Borough of Manhattan in such state are to have jurisdiction to settle any disputes or claims which may arise out of or in connection with this Agreement and, for these purposes the Trustee and the Custodian irrevocably submits to the non-exclusive jurisdiction of such courts, waive any claim of forum non conveniens and any objection to laying of venue, and further waive any personal service.

15.4

Waiver of Immunity: To the extent that the Trustee may in any jurisdiction claim for it as Trustee, the Trust or its assets any immunity from suit, judgment, enforcement or otherwise howsoever, the Trustee agrees not to claim and irrevocably waives any such immunity which it would otherwise be entitled to (whether on grounds of sovereignty or otherwise) to the full extent permitted by the laws of such jurisdiction.

15.5

Service of Process: Process by which any proceedings are begun may be served on a party by being delivered to the address specified below. This does not affect any right to serve process in another manner permitted by law.

Custodian’s Address for service of process:

JPMorgan Chase Bank, N.A.
125 London Wall, London EC2Y 5AJ
Attention: Peter Smith – Global Commodities

With a copy to:

JPMorgan Chase Bank, N.A.
125 London Wall, 13th Floor
London EC2Y 5AJ
Facsimile No.: +44 (0)20 7325 8150
Attention: Legal Department-FX and Derivatives Group

Trustee’s Address for service of process:

The Bank of New York Mellon
One Wall Street
New York, New York 10286
Attention: Legal Department

EXECUTED by the parties:

Signed on behalf of and for JPMORGAN CHASE BANK, N.A. by

Signature

Name

Title

Signed on behalf of and for
THE BANK OF NEW YORK MELLON solely in its capacity
as trustee of the ETFS Platinum Trust and not individually by

Signature

Name

Title